Exhibit 10.24

EXECUTION VERSION

ELEVENTH AMENDMENT TO CREDIT AGREEMENT

THIS ELEVENTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of October 26, 2009, is entered into by and between NATIONAL SEMICONDUCTOR CORPORATION, a Delaware corporation (the “Company”), and BANK OF AMERICA, N.A. (the “Bank”).

RECITALS

A. The Company and the Bank are parties to a Credit Agreement (Multicurrency), dated as of October 30, 2000, as amended by that certain First Amendment to Credit Agreement dated as of October 29, 2001, that certain Second Amendment to Credit Agreement dated as of October 28, 2002, that certain Third Amendment to Credit Agreement dated as of October 14, 2003, that certain Fourth Amendment to Credit Agreement dated as of March 19, 2004, that certain Fifth Amendment to Credit Agreement dated as of October 20, 2004, that certain Sixth Amendment to Credit Agreement dated as of October 24, 2005, that certain Seventh Amendment to Credit Agreement dated as of October 24, 2006, that certain Eighth Amendment to Credit Agreement dated as of June 26, 2007, that certain Ninth Amendment to Credit Agreement dated as of October 10, 2007 and that certain Tenth Amendment to Credit Agreement dated as of October 2, 2008 (as so amended, the “Credit Agreement”), pursuant to which the Bank has extended certain credit facilities to the Company and the Guaranteed Subsidiaries.

B. The Company has requested that the Bank agree to certain amendments of the Credit Agreement.

C. The Bank is willing to amend the Credit Agreement, subject to the terms and conditions of this Amendment.

NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Defined Terms.  Unless otherwise defined herein, capitalized terms used herein shall have the meanings, if any, assigned to them in the Credit Agreement.

2. Amendments to Credit Agreement.

(a) Section 1.01 of the Credit Agreement shall be amended at the following definitions by amending and restating each such definition to read in its entirety as follows:

“Applicable Margin” means (i) with respect to Base Rate Loans, 1.50% per annum, and (ii) with respect to Offshore Rate Loans, 2.50% per annum.

“Revolving Termination Date” means October 26, 2010, or if such date is not a Business Day, the last Business Day prior to such date.

(b) Section 2.03(i) of the Credit Agreement shall be amended by deleting “1.25%” and inserting in its place “2.50%”.

SF:264414.4

(c) Section 2.09(a) of the Credit Agreement shall be amended to read as follows:

(a) Facility Fee.  The Company shall further pay to the Bank an irrevocable facility fee (i) at the rate of 0.375% per annum of the amount of the Commitment, due and payable in arrears in quarterly installments on the last Business Day of each calendar quarter commencing on December 31, 2000 and ending on October 26, 2009 and (ii) at the rate of 0.50% per annum of the amount of the Commitment, due and payable in arrears in quarterly installments on the last Business Day of each calendar quarter commencing on October 27, 2009 provided that the Bank hereby waives collection of such facility fee to the extent accruing from October 27, 2009 through October 26, 2010.  Such fee shall be deemed earned on each day the Commitment is outstanding (regardless of utilization thereof) and shall accrue at all times from and after the Closing Date, except as otherwise provided in this Section, including at any time during which one or more conditions in Article IV are not met. No portion of any amount so paid shall be subject to return or refund for any reason.

(d) Section 5.01(g) of the Credit Agreement shall be amended by deleting the phrase “May 25, 2008” and inserting in its place “May 31, 2009”.

(e) Section 5.01(n) of the Credit Agreement shall be amended (i) by deleting the phrase “May 25, 2008” each time it appears and inserting in its place “May 31, 2009”, and (ii) by deleting the phrase “August 24, 2008” and inserting in its place “August 30, 2009”.

(f) Section 5.01(o) of the Credit Agreement shall be amended by deleting the phrase “August 24, 2008”, and inserting in its place “August 30, 2009”.

(g) The Credit Agreement shall be further amended by deleting Exhibit B thereof and replacing it with the Exhibit B attached hereto as Annex I.

3. Representations and Warranties.  The Company hereby represents and warrants to the Bank as follows:

(a) No Default or Event of Default has occurred and is continuing.

(b) The execution, delivery and performance by the Company of this Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable.  The Credit Agreement as amended by this Amendment constitutes the legal, valid and binding obligations of the Company, enforceable against it in accordance with its respective terms, without defense, counterclaim or offset.

(c) All representations and warranties of the Company contained in the Credit Agreement are true and correct.

(d) The Company is entering into this Amendment on the basis of its own investigation and for its own reasons, without reliance upon the Bank or any other Person.

4. Effective Date.  This Amendment will become effective on and as of the date (the “Effective Date”) that each of the following conditions precedent is satisfied:

(a) The Bank has received from the Company a duly executed original (or, if elected by the Bank, an executed facsimile copy) of this Amendment.

(b) The Bank has received from the Company a certificate of the Secretary or Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to execute and deliver this Amendment and attaching:

(i) (A) the articles or certificate of incorporation of the Company as in effect on the date hereof, certified by the Secretary or Assistant Secretary of the Company as being in full force and effect on the date hereof and (B) the bylaws of the Company as in effect on the date hereof, certified by the Secretary or Assistant Secretary of the Company as being in full force and effect on the date hereof; and

(ii) a copy of resolutions passed by the board of directors of the Company, certified by the Secretary or Assistant Secretary of the Company as being in full force and effect on the date hereof, authorizing the execution, delivery and performance of this Amendment;

(c) The Bank has received from the Company a good standing certificate for the Company from the Secretary of State of its state of incorporation as of a recent date

(d) All representations and warranties contained herein are true and correct as of the Effective Date.

(e) As of the Effective Date, no Default or Event of Default has occurred and is existing.

(f) The Bank has received from the Company such other approvals, opinions or documents as the Bank may reasonably request.

5. Reservation of Rights.  The Company acknowledges and agrees that the execution and delivery by the Bank of this Amendment shall not be deemed to create a course of dealing or otherwise obligate the Bank to execute similar amendments under the same or similar circumstances in the future.

6. Miscellaneous.

(a) Except as herein expressly amended, all terms, covenants and provisions of the Credit Agreement are and shall remain in full force and effect and all references therein to such Credit Agreement shall henceforth refer to the Credit Agreement as amended by this Amendment.  This Amendment shall be deemed incorporated into, and a part of, the Credit Agreement.

(b) This Amendment shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns.  No third party beneficiaries are intended in connection with this Amendment.

(c) This Amendment shall be governed by and construed in accordance with the law of the State of California.

(d) This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.  Each of the parties hereto understands and agrees that this document (and any other document required herein) may be delivered by any party thereto either in the form of an executed original or an executed original sent by facsimile transmission to be followed promptly by mailing of a hard copy original, and that receipt by the Bank of a facsimile transmitted document purportedly bearing the signature of the Company shall bind the Company with the same force and effect as the delivery of a hard copy original.  Any failure by the Bank to receive the hard copy executed original of such document shall not diminish the binding effect of receipt of the facsimile transmitted executed original of such document of the party whose hard copy page was not received by the Bank, and the Bank is hereby authorized to make sufficient photocopies thereof to assemble complete counterparty documents.

(e) This Amendment, together with the Credit Agreement, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein.  This Amendment supersedes all prior drafts and communications with respect thereto.  This Amendment may not be amended except in accordance with the provisions of Section 8.03 of the Credit Agreement.

(f) If any term or provision of this Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment or the Credit Agreement, respectively.

(g) The Company covenants to pay to or reimburse the Bank, upon demand, for all costs and expenses (including allocated costs of in-house counsel) incurred in connection with the development, preparation, negotiation, execution and delivery of this Amendment, including without limitation appraisal, audit, search and filing fees incurred in connection therewith.

(h) The Company acknowledges it has paid the Bank a facility fee at a rate in excess of the rate specified herein, and in consideration of the Bank’s waiver of facility fee at Section 2(c) hereof, hereby forever waives and relinquishes any and all claims and causes of action against the Bank on account of such over-payment.

[Remainder of this page is intentionally left blank.  Signature page to follow.]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

NATIONAL SEMICONDUCTOR CORPORATION

By:  /s/ Jamie Samath
Name: Jamie Samath
Title:   Corporate Controller

By:  /s/ Robert E. DeBarr
Name: Robert E. DeBarr
Title: Corporate Controller

BANK OF AMERICA, N.A.

By:  /s/ Christina Felsing
Name: Christina Felsing
Title: Vice President

Signature Page to
Eleventh Amendment to Credit Agreement

ANNEX I

EXHIBIT B
to the Credit Agreement

FORM OF COMPLIANCE CERTIFICATE

Bank of America, N.A.
600 Montgomery Street
San Francisco, CA 94111
Attn:           Christina Felsing
           Vice President

Re:           National Semiconductor Corporation

Ladies and Gentlemen:

This Compliance Certificate is made and delivered pursuant to the Credit Agreement (Multicurrency) dated as of October 30, 2000 (as amended, modified, renewed or extended from time to time, the "Credit Agreement") between National Semiconductor Corporation (the "Company") and Bank of America, N.A. (the "Bank"), and reference is made thereto for full particulars of the matters described therein.  All capitalized terms used in this Compliance Certificate and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.  This Compliance Certificate relates to the accounting period ending _____________, ______.

I hereby certify as of the date hereof that I am the [treasurer] of the Company, and that, as such, I am authorized to execute and deliver this Certificate to the Bank on the behalf of the Borrower and its consolidated Subsidiaries, and that:

[Use the following paragraph if this Certificate is delivered in connection with the quarterly financial statements required by Section 6.01(a)(i) of the Credit Agreement.]

1.           Attached hereto are true and correct copies of the consolidated balance sheet of the Company and its Subsidiaries as of the end of the fiscal quarter ended __________ and the related consolidated statements of income, shareholders’ equity and cash flows of the Company and its Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, which are complete and accurate in all material respects and fairly present the financial condition of the Company and the Subsidiaries as at such date and the results of operations of the Company and its Subsidiaries for the period ended on such date and have been prepared in accordance with GAAP consistently applied, subject to changes resulting from normal year-end audit adjustments and except for the absence of notes.

or

[Use the following paragraph if this Certificate is delivered in connection with the annual financial statements required by Section 6.01(a)(ii) of the Credit Agreement.]

B-

1.           Attached hereto are true and correct copies of the consolidated balance sheet of the Company and its Subsidiaries as of the end of the fiscal year ended ___________ and the related consolidated statements of income, shareholders’ equity and cash flows of the Company and its Subsidiaries for such fiscal year, prepared in accordance with GAAP consistently applied, all in reasonable detail and setting forth in comparative form the figures for the previous fiscal year, accompanied by the report of __________, which report is not qualified.

2.           I have reviewed the terms of the Credit Agreement and I have made, or caused to be made under my supervision, a detailed review of the transactions and conditions of the Company and its Subsidiaries during the accounting period covered by the attached financial statements.

3.           The information set forth on Schedule 1 hereto (and any additional schedules hereto setting forth further supporting detail) is true, accurate and complete as of the end of such accounting period.

4.           The Company and its Subsidiaries, during such period, have observed, performed or satisfied all of the covenants and other agreements, and satisfied every condition in the Credit Agreement to be observed, performed or satisfied by the Company and its Subsidiaries.

5.           The representations and warranties of the Company contained in Article V of the Credit Agreement are true and correct as though made on and as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they shall be true and correct as of such date).

I hereby further certify that (i) as of the date hereof no Default or Event of Default has occurred and is continuing, and (ii) on and as of the date hereof, there has occurred no Material Adverse Effect since May 31, 2009, except as may be set forth in a separate attachment hereto describing in detail the nature of each condition or event constituting an exception to the foregoing statements, the period during which it has existed and the action which the Company is taking or proposes to take with respect to each such condition or event.

IN WITNESS WHEREOF, the undersigned officer has signed this Compliance Certificate this ______ day of ___________, ____.

[Treasurer]

B-

SCHEDULE 1

TO COMPLIANCE CERTIFICATE

Dated                       ,

For the Fiscal Quarter ended                         ,

	Actual	Required
2.Section 6.02(b) Minimum Quick Ratio.
A.Consolidated Quick Assets	$__________
B.Consolidated Current Liabilities	$__________
Quick Ratio (ratio of A to B)	___ to 1.0	For fiscal quarters ending prior to November 27, 2005, not less than 1.00 to 1.00
For fiscal quarters ending on or after the November 27, 2005, not less than 1.25 to 1.00

S-